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                                                                     EXHIBIT (5)


                               LAW OFFICES HASKELL
                            SLAUGHTER & YOUNG, L.L.C.
                           1200 AMSOUTH/HARBERT PLAZA
                             1901 SIXTH AVENUE NORTH
                         BIRMINGHAM, ALABAMA 35203-2618

                            FACSIMILE (205) 324-1133
                            TELEPHONE (205) 251-1000



                               [FORM OF OPINION]



                               September ___, 1998


The Banc Corporation
17 North 20th Street
Birmingham, AL 35203


                    RE: REGISTRATION STATEMENT ON FORM S-4 --
                              THE BANC CORPORATION
                             OUR FILE NO. 83621-003

Gentlemen:

         We have served as counsel for The Banc Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Corporation's Registration Statement on Form S-4, as amended (Commission File No. 333-58493) (the "Registration Statement"), of up to 4,042,722 shares of Common Stock, par value $.001 per share, of the Corporation (the "Shares") to be issued pursuant to that certain Third Amended and Restated Agreement and Plan of Merger, dated as of April 6,1998, by and among the Corporation, Warrior Capital Corporation, The Bank and Commerce Bank of Alabama, that certain Third Amended and Restated Reorganization Agreement and Plan of Merger, dated April 15, 1998, by and among the Corporation, Warrior Capital Corporation and First Citizens Bancorp, Inc., and that certain Second Amended and Restated Reorganization Agreement and Plan of Merger, dated June 16, 1998, by and among the Corporation, Warrior Capital Corporation and City National Corporation (collectively the "Agreements"). This opinion is furnished to you pursuant to the requirements of Form S-4. .
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The Banc Corporation
September __, 1998
Page 2


         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Corporation and to the authorization and issuance of the Shares and the authorization and adoption of the Agreements as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized.

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Agreements, the Shares will be legally issued, fully paid and nonassessable.

         We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this Opinion as an Exhibit thereto.

                                    Very truly yours,

                                    HASKELL SLAUGHTER & YOUNG, L.L.C.


                                    By
                                      ------------------------------------------
                                                 Robert E. Lee Garner